UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Platinum Energy Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	27-3401355
(State of Incorporation)	(I.R.S. Employer ID No.)

2100 West Loop South, Suite 1601, Houston, TX	77027
(Address of principal executive officers)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:         333-177029

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.001 par value per share, of Platinum Energy Solutions, Inc. (the “Registrant”), to be registered hereunder, is set forth under the caption “Description of Capital Stock” in the prospectus that constitutes part of the Registrant’s Registration Statement on Form S-1 (No. 333-177029), initially filed with the Securities and Exchange Commission (the “Commission”) on September 27, 2011, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement (the “Registration Statement”), which information as so amended is incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Platinum Energy Solutions, Inc.

By:	/s/ J. Clarke Legler, II
	Name:	J. Clarke Legler, II
	Title:	Chief Financial Officer

Dated: January 30, 2012